U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                  AMENDMENT TO
                                 CURRENT REPORT

Date of Original Report: May 3, 2000
Date of Amended Report: July 18, 2000

                         MIKRON INSTRUMENT COMPANY, INC.
               (Exact name of issuer as specified in its charter)

         New Jersey                        0-15486             22-1895668
(State or Other Jurisdiction of       (Commission File       (IRS Employer
Incorporation or Organization)             Number)           Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)


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Item 2. Acquisition or Disposition of Assets

      On May 11, 2000, we filed a Report on Form 8-K disclosing that, effective May 1, 2000, we acquired all of the issued and outstanding shares of the common stock of E Square Technology Corporation ("E2T"), a privately held California corporation. At that time, we stated, among other things, that we purchased all of those shares from E2T's sole shareholder for a total purchase price of $1,022,000.

      As a result of the effectuation of various post-closing adjustments, the total purchase price was reduced to $854,480.

      Under the applicable provisions of Regulation S-X, the purchase price that we originally paid for E2T qualified the transaction as a "significant" acquisition when considered in relation to the size of our business. That prompted us to disclose in our original Form 8-K filing that we were obligated to file audited financial statements of E2T on or before July 10, 2000. However, the application of those same provisions of Regulation S-X to the adjusted purchase price has resulted in a change in the status of our acquisition to one that is not significant in relation to the size of our business. Accordingly, we will not be filing audited financial statements of E2T. Instead, we will account for our acquisition of E2T in our audited consolidated financial statements for the year ending October 31, 2000.

Item 7. Financial Statements and Exhibits

The following financial statements, pro forma financial information and exhibits have been filed as part of this Amended Report:

      (a)   Financial statements of business acquired - none

      (b)   Pro forma financial information - none

      (c)   Exhibits - none


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                                    Signature

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Mikron Instrument Company, Inc.


Dated: July 18, 2000                   By: /s/ Gerald D. Posner
                                           -------------------------------------
                                           Gerald D. Posner, Chief (Principal)
                                           Executive Officer


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